UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2012

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 NW 77th Avenue		33166
(Address of principal executive offices)		(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 7, 2012, Spanish Broadcasting System, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). The stockholders considered and voted on one proposal submitted for stockholder vote, which is described in detail in the Company’s 2012 Proxy Statement. There were 4,166,991 shares of Class A common stock and 2,340,353 shares of Class B common stock entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock. The following is a brief description of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1. Election of Directors

The six directors were elected at the Annual Meeting to hold office until such time as their respective successors have been duly elected and qualified based upon the following votes:

Nominee Directors	Votes For	Votes Against/ Withheld
Raúl Alarcón	24,151,571	607,550
Joseph A. Garcia	24,142,250	616,871
Manuel E. Machado	24,686,339	72,782
Jason L. Shrinsky	24,491,580	267,541
Jose A. Villamil	24,686,359	72,762
Mitchell A. Yelen	24,679,427	79,694

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.

June 13, 2012	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer
Sr. Executive Vice President and Secretary